Exhibit 99(c)(7)

CONFIDENTIAL   3 JUNE 2008

DISCUSSION MATERIALS

Disclaimer

The information herein has been prepared by Lazard based upon information supplied by Tower Group, Inc. (the Company) and CastlePoint Holdings, Ltd. (CastlePoint) or publicly available information and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company and CastlePoint with respect to the anticipated future performance of the Company and CastlePoint. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, CastlePoint or any other entity, or concerning solvency or fair value of the Company, CastlePoint or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and CastlePoint to the future financial performance of the Company or CastlePoint. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of Tower Group, Inc. (the Special Committee), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

IRS Circular 230 Disclosure: This memorandum was not intended or written to be used and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

Table of Contents

I	MARKET UPDATE		1

II	PRO FORMA FINANCIAL ANALYSIS – CPHL/TOWER		7

III	EQUITY CAPITAL MARKETS ENVIRONMENT		10

Appendix
	A	Pro Forma Financial Analysis – Tower/CPHL	11
	B	Other	18

I                               Market Update

I MARKET UPDATE

Recent Trading Performance

	Current Price 6/2/08	Since Initial Indication 5/22/08
Tower	$25.06	(8.2)%
CastlePoint	10.74	0.3%

Selected Specialty:
Markel	$407.25	1.2%
Navigators	50.18	(0.1)%
Philadelphia	37.77	1.5%
RLI	51.56	2.5%
W.R. Berkley	27.00	(1.0)%

Mean		0.8%
Median		1.2%

Selected Bermuda:
Aspen	$25.50	(0.8)%
Endurance	33.39	(2.5)%
Odyssey	37.49	(0.8)%
Partner Re	73.90	0.1%
Platinum	35.44	(2.1)%

Mean		(1.2)%
Median		(0.8)%

Source: FactSet (6/2/08).

I MARKET UPDATE

Historical Valuation: NTM Price/Earnings

Source: FactSet (6/2/08).

(a)                     Includes Aspen, Endurance, PartnerRe, Oddysey Re and Platinum Underwriters.

(b)                    Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley.

I MARKET UPDATE

Historical Valuation: Price/Reported Book Value

Source: FactSet (6/2/08).

(a)                     Includes Aspen, Endurance, PartnerRe, Oddysey Re and Platinum Underwriters.

(b)                    Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley.

I MARKET UPDATE

Implied Value of Tower Offer at 0.4513 Exchange Ratio

Assumes cash component of $3.17 per CastlePoint share and the remainder as stock consideration (74% of current total)

Source: FactSet (6/2/08).

I MARKET UPDATE

Acquisition Premium Comparison

	CastlePoint	Initial Indication	Current	Average
	Statistic	5/22/08	6/2/08	1-Week	1-Month
Implied Blended Value		$12.32	$11.57	$11.90	$12.03

Premium to CastlePoint Share Price:
Current	$10.74	15%	8%	11%	12%
1-Week Average	10.86	13%	7%	10%	11%
1-Month Average	10.32	19%	12%	15%	17%
3-Month Average	10.16	21%	14%	17%	18%
6-Month Average	11.16	10%	4%	7%	8%

Source: FactSet (6/2/08).

I MARKET UPDATE

Historical Exchange Ratio – CastlePoint/Tower

Source: FactSet (6/2/08).

II     Pro Forma Financial Analysis – CPHL/Tower

II   PRO FORMA FINANCIAL ANALYSIS-CPHL/TOWER

CPHL/Tower – Accretion/(Dilution) Analysis Overview

2009E pre-tax transaction adjustments at illustrative $34.00 purchase price

•      Transaction close: December 2008

•      Financing:

•      Common Equity: Issuance size adjusted to correspond to purchase price sensitivity range

•      Financial Sponsor Buy-In Price: $10.74 (current market)

•      Debt: $200mm

•      Interest Rate: 7%

•      Debt Issuance Fee: 1%

•      Cash: $145mm

•      Foregone Interest Income of 5.5% and NPW reduction to reflect reduced underwriting capacity

•      Purchase accounting adjustments:

•      Estimated Tower income subject to CastlePoint tax rate: 20%

•      Estimated intangibles: ~ $100mm (amortized over 10 years)

•      Tower investment portfolio adjustment: $4mm benefit (amortized over portfolio life)

•      Loss of equity income in CastlePoint: ~ $6mm

•      Estimated transaction costs: $20mm

•      Expense synergies: $3.5mm

•      Integration costs of $1mm (one-time)

•      Taxes:

•      Interest expense on debt: blended rate (~ 18%)

•      Intangibles: Tower effective rate (~ 35%)

•      Expense synergies: CastlePoint effective rate (~ 2%)

•      Assumes CastlePoint standalone dividend per share maintained following close

II   PRO FORMA FINANCIAL ANALYSIS-CPHL/TOWER

CPHL/Tower – Pro Forma Income Statement
($ in millions, except per share amounts)

Illustrative $34.00 purchase price; financial sponsor buy-in at market

				Growth (%)
	2008E	2009E	2010E	‘08 vs. ’09	‘09 vs. ’10
Standalone Net Income:
CastlePoint	$69.3	$91.6	$103.8	32%	13%
Tower	68.5	81.4	98.1	19%	20%
Subtotal	$137.8	$173.0	$201.8

Adjustments:
Pre-Closing Tower Net Income	$(62.8)	—	—
Cost Savings	—	$2.5	$3.4
Interest Expense	(1.0)	(11.5)	(11.4)
Amortization of Identifiable Intangibles	(0.6)	(6.5)	(6.5)
Amortization of Debt Issuance Fee	(0.0)	(0.3)	(0.3)
Loss of Equity Income from CastlePoint	(0.3)	(4.0)	(4.5)
Foregone Interest Income on Cash	(0.7)	(7.8)	(7.8)
Reinsurance Override	0.4	4.7	4.7
Foregone Underwriting Income	(0.8)	(9.4)	(9.4)
Foregone Investment Income on Underwriting Profits	(0.0)	(0.3)	(0.8)
Additional Investment Income from CastlePoint Reserves	0.3	3.9	3.9
Tax Benefit from CastlePoint Platform	0.6	8.4	10.1
Subtotal	$(64.8)	$(20.4)	$(18.7)

Pro Forma Net Income	$73.0	$152.6	$183.1	109%	20%

WA Diluted Shares (mm):
Pro Forma	42.2	80.7	80.7
CastlePoint Standalone	38.6	38.6	38.6

Earnings per Share:
Pro Forma	$1.73	$1.89	$2.27	9%	20%
CastlePoint Standalone	1.80	2.37	2.69	32%	13%

Accretion/(Dilution):
$	$(0.07)	$(0.48)	$(0.42)
%	(3.6)%	(20.3)%	(15.6)%

Source: FactSet (6/2/08), company filings and management projections.

Note: Standalone data based on management projections.

II   PRO FORMA FINANCIAL ANALYSIS-CPHL/TOWER

CPHL/Tower – Illustrative Pro Forma Impact (12/08 Close)

($ in millions, except per share amounts)

	CastlePoint	Price Paid per Tower Share
	Statistic	$32.00	$33.00	$34.00	$35.00	$36.00
Implied Premium to Current Share Price ($25.06)		28%	32%	36%	40%	44%

Pro Forma 2009E EPS per CastlePoint Share	$2.37	$2.01	$1.95	$1.89	$1.84	$1.79

Accretion/(Dilution):
$	$2.37	$(0.36)	$(0.42)	$(0.48)	$(0.54)	$(0.59)
%	2.37	(15)%	(18)%	(20)%	(23)%	(25)%

Implied CastlePoint Pro Forma Share Price at 2009E P/E Multiple:
5.5x		$11.04	$10.71	$10.40	$10.10	$9.82
6.5		13.05	12.66	12.29	11.94	11.61
7.5		15.06	14.61	14.18	13.78	13.39

12/08 CastlePoint Standalone Share Price at 0.98x Book Value (12/31/08)	$12.32	$12.07	$12.07	$12.07	$12.07	$12.07
% Change from Current	10.74	12%	12%	12%	12%	12%

Share Price Difference – Standalone vs. Pro Forma at 2009E P/E Multiple of:
5.5x		(8)%	(11)%	(14)%	(16)%	(19)%
6.5		8%	5%	2%	(1)%	(4)%
7.5		25%	21%	17%	14%	11%

Total Share Price Difference – Current vs. Pro Forma at 2009E P/E Multiple of:
5.5x		3%	(0)%	(3)%	(6)%	(9)%
6.5		22%	18%	14%	11%	8%
7.5		40%	36%	32%	28%	25%

III    Equity Capital Markets Environment

III EQUITY CAPITAL MARKETS ENVIRONMENT

Equity Capital Markets (ECM) Environment (1Q 2008)

($ in billions)

•      ECM volume from US issuers fell 8% to $55bn in 1Q 2008 from $60bn in 1Q 2007

•      108 deals priced in 1Q 2008, the lowest quarterly total since 1Q 2003 and less than half the 223 deals seen in 1Q 2007

•      41 withdrawn/postponed ECM deals in 1Q 2008 which were expected to raise $9bn, the highest total since 4Q 2000

•      Increased market volatility, continuing credit issues and resulting uncertainty for U.S. economic outlook are among the factors perceived to be impacting new issuance

•      IPO volume was up 144% in 1Q 2008 as $25bn was raised via 21 deals; up from $10bn via 58 deals in 1Q 2007

•      Increase driven by record $20bn IPO from Visa and increased special purpose acquisition entity (BCC/SPACs) issuance ($4bn)

•      Aside from Visa and BCC/SPACs there were just ten IPOs (vs. 25 in 1Q 2007) for a total of $1bn, five of which priced below or at the bottom of their pricing range

•      Convertible volume fell 34% to $17bn from $26bn in 1Q 2007 despite large self-led offerings from Banc of America ($7bn) and Citigroup ($3bn)

•      US ECM backlog shows 138 deals in the pipeline slated to raise $28bn compared to $22bn via 116 deals at the end of 1Q 2007

U.S. ISSUER ECM VOLUME BY DEAL TYPE SINCE 2002 ($BN)

Follow-On	$ 17	$ 26	$ 9	$ 13	$ 9	$ 16	$ 22	$ 22	$ 31	$ 23	$ 15	$ 21	$ 18	$ 17	$ 27	$ 30	$ 31	$ 23	$ 16	$ 27	$ 24	$ 30	$ 14	$ 21	$ 14

IPO	30	12	3	9	13	40	16	15	16	12	6	11	7	8	9	16	13	23	11	25	26	29	12	27	17

Convertible	30	12	3	9	13	40	16	15	16	12	6	11	7	8	9	16	13	23	11	25	26	29	12	27	17

Source: Dealogic.

Appendix

A  Pro Forma Financial Analysis – Tower/CPHL

A PRO FORMA FINANCIAL ANALYSIS – TOWER/CPHL

Tower/CPHL – Accretion/(Dilution) Analysis Overview

2009E pre-tax transaction adjustments at illustrative $12.35 purchase price (15% premium)

•                 Transaction close: December 2008

•                 Financing:

•                 Common Equity: Tower exchange rate adjusted to correspond to purchase price sensitivity range

•                 Debt: $125mm

•                 Interest Rate: 7%, less interest expense not incurred by eliminating planned $33mm trust preferred issuance

•                 Debt Issuance Fee: 1%

•                 Cash: $15mm

•                 Foregone Interest Income: 5.5%

•                 Assumes gain on sale of CastlePoint stock (~ $17mm) is taxed at 35% rate

•                 Purchase accounting adjustments:

•                 Limited estimated intangibles: ~ $5mm (amortized over 10 years)

•                 TRM accounting change from brokerage to insurance company: ~ $6mm (first 12 months)

•                 Loss of equity income in CastlePoint: ~ $6mm

•                 Estimated transaction costs: $20mm

•                 Loss of Bermuda tax benefit: ~ $30mm (assumes 35% tax rate)

•                 Increased earnings from shift towards higher margin business mix (e.g., reduced reinsurance business and increased primary business): ~ $1mm

•                 Possibility of additional revenue synergies pending finalization of combined business plan (e.g., quota share with 3rd party reinsurer)

•                 Expense synergies: $5mm

•                 Integration costs of $1mm (one-time)

•                 Adjustments tax effected at Tower effective tax rate (35%)

•                 Assumes Tower standalone dividend per share maintained following close

A PRO FORMA FINANCIAL ANALYSIS – TOWER/CPHL

Tower/CPHL – Transaction Sources and Uses
($ in millions, except per share amounts)

	Tower	Price Paid per CastlePoint Share
	Statistic	$11.81	$12.35	$12.89	$13.43	$13.96
Premium to Current Share Price ($10.74)		10%	15%	20%	25%	30%

Sources:
Tower Equity Issued		$310.3	$330.8	$351.3	$371.8	$392.4
Debt		125.0	125.0	125.0	125.0	125.0
Cash		15.0	15.0	15.0	15.0	15.0
Tower Ownership in CastlePoint		30.2	31.6	32.9	34.3	35.7
Total Sources		$480.5	$502.4	$524.3	$546.1	$568.0

Uses:
Equity Purchase Price		$455.2	$476.6	$498.0	$519.4	$540.8
Transaction Costs		20.0	20.0	20.0	20.0	20.0
Tax on Gain from Sale of Tower Ownership in CastlePoint		5.3	5.8	6.3	6.8	7.2
Total Uses		$480.5	$502.4	$524.3	$546.1	$568.0

Leverage:
Moody’s Debt/Tangible Capital (a)	18%	30%	30%	30%	31%	31%
Debt + Hybrids/Tangible Capital	24%	36%	36%	36%	36%	37%

Consideration Mix (b):
Stock		73%	74%	76%	77%	78%
Cash		27%	26%	24%	23%	22%

(a)                     Assumes 25% equity credit for trust preferreds, in accordance with Moody’s rating methodology.

(b)                    Excludes CastlePoint shares held by Tower.

A PRO FORMA FINANCIAL ANALYSIS – TOWER/CPHL

Tower/CPHL – Pro Forma Income Statement

($ in millions, except per share amounts)

Illustrative $12.35 purchase price (15% premium)

				Growth (%)
	2008E	2009E	2010E	‘08 vs. ‘09	‘09 vs. ‘10
Standalone Net Income:
Tower	$68.5	$81.4	$98.1	19%	20%
CastlePoint	69.3	91.6	103.8	32%	13%
Subtotal	$137.8	$173.0	$201.8

Adjustments:
Pre-Closing CastlePoint Net Income	$(63.5)	—	—
Cost Savings	—	$2.6	$3.3
Interest Expense	(0.3)	(4.0)	(4.0)
Amortization of Identifiable Intangibles	(0.0)	(0.3)	(0.3)
Amortization of Debt Issuance Fee	(0.0)	(0.2)	(0.2)
Loss of Equity Income from CastlePoint	(0.3)	(4.0)	(4.5)
Foregone Interest Income on Cash	(0.0)	(0.5)	(0.5)
Shift in Business Mix	—	0.7	1.6
Change in TRM Accounting	(0.4)	(4.1)	(0.9)
CastlePoint Tax Adjustment	(1.9)	(30.5)	(34.1)
Subtotal	$(66.5)	$(40.3)	$(39.6)

Pro Forma Net Income	$71.3	$132.7	$162.2	86%	22%

WA Diluted Shares (mm):
Pro Forma	24.6	36.7	36.7
Tower Standalone	23.2	23.2	23.2

Earnings per Share:
Pro Forma	$2.90	$3.62	$4.42	25%	22%
Tower Standalone	2.95	3.50	4.22	19%	20%

Accretion/(Dilution):
$	$(0.05)	$0.11	$0.20
%	(1.6)%	3.2%	4.8%

Source: FactSet (6/2/08), company filings and management projections.

Note: Standalone data based on management projections.

A PRO FORMA FINANCIAL ANALYSIS – TOWER/CPHL

Tower/CPHL – Pro Forma EPS Accretion/(Dilution)

	2009E EPS Accretion/(Dilution) - %					2010E EPS Accretion/(Dilution) - %
	Premium to CastlePoint Current Share Price					Premium to CastlePoint Current Share Price
	$11.81	$12.35	$12.89	$13.43	$13.96	$11.81	$12.35	$12.89	$13.43	$13.96
	10%	15%	20%	25%	30%	10%	15%	20%	25%	30%
Gross Annual Pre-Tax Expense Synergies ($ MM)
$1.0	4%	2%	(1)%	(3)%	(6)%	6%	3%	1%	(2)%	(4)%
3.0	5%	2%	(0)%	(3)%	(5)%	7%	4%	1%	(1)%	(3)%
5.0	6%	3%	1%	(2)%	(4)%	8%	5%	2%	(0)%	(3)%
7.0	7%	4%	1%	(1)%	(3)%	8%	6%	3%	1%	(2)%
9.0	8%	5%	2%	(0)%	(3)%	9%	6%	4%	1%	(1)%

	2009E EPS Accretion/(Dilution) - $					2010E EPS Accretion/(Dilution) - $
	Premium to CastlePoint Current Share Price					Premium to CastlePoint Current Share Price
	$11.81	$12.35	$12.89	$13.43	$13.96	$11.81	$12.35	$12.89	$13.43	$13.96
	10%	15%	20%	25%	30%	10%	15%	20%	25%	30%
Gross Annual Pre-Tax Expense Synergies ($ MM)
$1.0	$0.15	$0.06	$(0.03)	$(0.12)	$(0.20)	$0.25	$0.13	$0.02	$(0.08)	$(0.18)
3.0	0.18	0.08	(0.01)	(0.09)	(0.17)	0.28	0.17	0.06	(0.05)	(0.15)
5.0	0.21	0.11	0.02	(0.07)	(0.15)	0.32	0.20	0.09	(0.01)	(0.11)
7.0	0.24	0.14	0.05	(0.04)	(0.12)	0.36	0.24	0.13	0.02	(0.08)
9.0	0.27	0.17	0.08	(0.01)	(0.09)	0.39	0.27	0.16	0.06	(0.05)

A PRO FORMA FINANCIAL ANALYSIS – TOWER/CPHL

Tower/CPHL – Illustrative Pro Forma Impact (12/08 Close)
($ in millions, except per share amounts)

	Tower	Price Paid per CastlePoint Share
	Statistic	$11.81	$12.35	$12.89	$13.43	$13.96
Premium to Current Share Price ($10.74)		10%	15%	20%	25%	30%

Pro Forma Financial Data:
2009E EPS	$3.50	$3.71	$3.62	$3.53	$3.44	$3.36

Book Value per Share (12/31/08):
Reported	$15.66	$18.93	$19.07	$19.20	$19.33	$19.45
Tangible	13.92	17.71	17.28	16.88	16.49	16.12
2009E ROAE	20%	18%	18%	17%	17%	16%

Implied Pro Forma Share Price at 2009E P/E Multiple of:
7.9x		$29.34	$28.58	$27.85	$27.17	$26.51
9.0		33.42	32.56	31.73	30.95	30.21
10.0		37.14	36.17	35.26	34.39	33.56
11.0		40.85	39.79	38.78	37.83	36.92
12/08 Tower Standalone Share Price at 8.0x 2009E Earnings	$3.50	$28.10	$28.10	$28.10	$28.10	$28.10
% Change from Current	25.06	12%	12%	12%	12%	12%

Share Price Difference – Standalone vs. Pro Forma at 2009E P/E Multiple of:
7.9x		4%	2%	(1)%	(3)%	(6)%
9.0		19%	16%	13%	10%	7%
10.0		32%	29%	25%	22%	19%
11.0		45%	42%	38%	35%	31%

Total Share Price Difference – Current vs. Pro Forma at 2009E P/E Multiple of:
7.9x		17%	14%	11%	8%	6%
9.0		33%	30%	27%	24%	21%
10.0		48%	44%	41%	37%	34%
11.0		63%	59%	55%	51%	47%

A PRO FORMA FINANCIAL ANALYSIS – TOWER/CPHL

“Has/Gets” Analysis – CastlePoint Shareholder Perspective at Closing

($ in millions, except per share amounts)

CastlePoint	Price Paid per CastlePoint Share
Statistic	$11.81	$12.35	$12.89	$13.43	$13.96
Premium to Current Share Price	$10.74	10%	15%	20%	25%	30%

Pro Forma 2009E EPS	$3.71	$3.62	$3.53	$3.44	$3.36
Implied Exchange Ratio (Ex ~ $115mm Cash)	0.3442	x	0.3664	x	0.3885	x	0.4107	x	0.4328	x
Pro Forma 2009E EPS per CastlePoint Share	$1.28	$1.33	$1.37	$1.41	$1.45

Implied Stock Consideration per CastlePoint Share at 2009E P/E Multiple of:
7.9x	$10.10	$10.47	$10.82	$11.16	$11.47
9.0	11.50	11.93	12.33	12.71	13.07
10.0	12.78	13.25	13.70	14.12	14.52
11.0	14.06	14.58	15.07	15.53	15.98
Plus: Cash Consideration per CastlePoint Share	$3.19	$3.17	$3.15	$3.13	$3.12

Implied Total Consideration per CastlePoint Share at 2009E P/E Multiple of:
7.9x	$13.29	$13.64	$13.97	$14.29	$14.59
9.0	14.69	15.10	15.48	15.84	16.19
10.0	15.97	16.42	16.85	17.26	17.64
11.0	17.25	17.75	18.22	18.67	19.09
12/08 CastlePoint Standalone Share Price at 0.98x Book Value (12/31/08)	$12.32	$12.07	$12.07	$12.07	$12.07	$12.07
% Change from Current	10.74	12%	12%	12%	12%	12%

Share Price Difference – Standalone vs. Pro Forma at 2009E P/E Multiple of:
7.9x	10%	13%	16%	18%	21%
9.0	22%	25%	28%	31%	34%
10.0	32%	36%	40%	43%	46%
11.0	43%	47%	51%	55%	58%

Total Share Price Difference – Current vs. Pro Forma at 2009E P/E Multiple of:
7.9x	24%	27%	30%	33%	36%
9.0	37%	41%	44%	48%	51%
10.0	49%	53%	57%	61%	64%
11.0	61%	65%	70%	74%	78%

A PRO FORMA FINANCIAL ANALYSIS – TOWER/CPHL

Tower/CPHL – Analysis at Various Prices
($ in millions, except per share amounts)

	CastlePoint		Price Paid per CastlePoint Share														Selected Public Companies (a)
	Statistic		$10.74		$11.28		$11.81		$12.35		$12.89		$13.43		$13.96		Mean		Median
Premium to Current Share Price	$10.74		0%		5%		10%		15%		20%		25%		30%

Implied Aggregate Equity Value			$412		$434		$455		$477		$498		$519		$541

Price as a Multiple of: Earnings per Share:
2008E	$1.80	(b)	6.0	x	6.3	x	6.6	x	6.9	x	7.2	x	7.5	x	7.8	x	7.5	x	6.3	x
2009E	2.37	(b)	4.5		4.8		5.0		5.2		5.4		5.7		5.9		7.5		6.8
2010E	2.69	(b)	4.0		4.2		4.4		4.6		4.8		5.0		5.2		8.0		7.1

Book Value per Share (3/31/08):
Reported	$10.96		0.98	x	1.03	x	1.08	x	1.13	x	1.18	x	1.22	x	1.27	x	0.93	x	0.93	x
Diluted			0.98		1.03		1.08		1.14		1.19		1.24		1.29

Pro Forma Tower Ownership:
All Stock			60%		59%		58%		57%		56%		55%		54%
Including Cash			68%		67%		65%		64%		63%		61%		60%

Acquisition Premia:
Current Share Price	$10.74		0%		5%		10%		15%		20%		25%		30%
1-Week Avg. Share Price	10.83		(1)%		4%		9%		14%		19%		24%		29%
1-Month Avg. Share Price	10.47		3%		8%		13%		18%		23%		28%		33%
52-Week High	15.67		(31)%		(28)%		(25)%		(21)%		(18)%		(14)%		(11)%
52-Week Low	9.20		17%		23%		28%		34%		40%		46%		52%

Implied Aggregate Exchange Ratio			0.4286	x	0.4500	x	0.4714	x	0.4929	x	0.5143	x	0.5357	x	0.5571	x

Premium/(Disc.) to Historical Avg.:
1-Month	0.3973	x	8%		13%		19%		24%		29%		35%		40%
3-Months	0.3960		8%		14%		19%		24%		30%		35%		41%
6-Months	0.3979		8%		13%		18%		24%		29%		35%		40%
1-Year	0.4189		2%		7%		13%		18%		23%		28%		33%

(a)       Includes Aspen, Endurance, PartnerRe, Oddysey Re and Platinum Underwriters.

(b)       Based on management projections.

B     Other

B   OTHER

Comparable Bermuda Public Company Trading Analysis
($ in millions, except per share data)

			Summary Statistics				Selected Comparable Public Companies
	CastlePoint		Mean		Median		Aspen		Endurance		Odyssey Re		PartnerRe		Platinum
Market Data:
Ticker	CPHL						AHL		ENH		ORH		PRE		PTP
Current Share Price	$10.74						$25.50		$33.39		$37.49		$73.90		$35.44
% of 52W High	69%		85%		84%		84%		77%			84%	88%		94%
% of 52W Low	117%		109%		112%		113%		100%			114%	107%		112%
FD Market Capitalization	$414						$2,240		$2,196		$2,503		$4,119		$2,009

Price as a Multiple of:
EPS:
2008E (a)	6.1	x	7.5	x	6.3	x	6.1	x	5.7	x	12.3	x	7.3	x	6.3	x
2009E (a)	4.9		7.5		6.8		5.9		5.7		11.6		7.4		6.8

Book Value (3/31/08):
Reported (b)	0.98	x	0.93	x	0.93	x	0.87	x	0.86	x	0.93	x	1.01	x	0.98	x
Adjusted (c)	0.95		0.96		0.96		0.93		0.88		0.96		1.08		0.97

Selected Ratios:
Long-Term Growth Rate (a)	13.5%		10.6%		12.0%		10.0%		12.0%			13.5%	5.0%		12.5%
‘08 - ‘09 EPS Growth	25.7%		0.2%		0.0%		3.7%		0.0%			6.2%	(1.5)%		(7.2)%
2008E PEG Ratio	0.45	x	0.79	x	0.61	x	0.61	x	0.47	x	0.91	x	1.46	x	0.50	x
2008E ROE (a)	15.2%		13.5%		14.4%		14.4%		15.9%			7.7%	14.2%		15.5%
2009E ROE (a)	16.7		12.3%		13.3%		13.3%		14.2%			7.6%	12.8%		13.7%

Indicated Dividend Yield	1.9%		1.9%		2.4%		2.4%		3.0%			0.7%	2.5%		0.9%

Debt/Total Capital	24.2%		14.2%		15.3%		9.1%		16.1%			15.3%	18.4%		12.4%
2007 GPW/BV	0.80	x	0.98	x	0.89	x	0.89	x	0.86	x	1.25	x	1.12	x	0.76	x
2007 NPW/BV	0.80		0.90		0.76		0.76		0.76		1.16		1.10		0.70
2007 GAAP Combined Ratio	93.9%		84.0%		81.0%		83.0%		79.9%			95.5%	80.4%		81.0%

Ratings (A.M. Best/S&P/Moody’s)	A-/—/—						A/A/A2		A/A/A2		A/A-/A3		A+/AA-/Aa3		A/—/—

Source: FactSet (6/2/08) and company filings.

(a)                     IBES median consensus.

(b)                    Based on common shareholders’ equity.

(c)                     Excludes accumulated other comprehensive income (AOCI).

B   OTHER

Comparable Specialty P&C Public Company Trading Analysis
($ in millions, except per share data)

			Summary Statistics				Selected Comparable Public Companies
	Tower		Mean		Median		Markel		Navigators		Philadelphia		RLI		W.R. Berkley
Market Data:
Ticker	TWGP						MKL		NAVG		PHLY		RLI		WRB
Current Share Price	$25.06						$407.25		$50.18		$37.77		$51.56		$27.00
% of 52W High	71%		80%		81%		75%		76%		83%		85%		81%
% of 52W Low	107%		109%		107%		102%		107%		123%		110%		105%
FD Market Capitalization	$589						$4,056		$852		$2,795		$1,135		$4,741

Price as a Multiple of:
EPS:
2008E (a)	8.5	x	10.7	x	10.0	x	14.3	x	8.8	x	10.0	x	12.6	x	7.7	x
2009E (a)	7.4		10.7		9.8		15.1		9.0		9.8		12.4		7.4

Book Value (12/31/07):
Reported (b)	1.86	x	1.47	x	1.49	x	1.55	x	1.25	x	1.72	x	1.49	x	1.32	x
Adjusted (c)	1.76		1.55		1.66		1.75		1.26		1.74		1.66		1.33

Selected Ratios:
Long-Term Growth Rate (a)	22.5%		12.5%		12.0%		12.0%		11.0%		15.0%		11.5%		13.0%
‘08E - ‘09E EPS Growth	14.2%		0.1%		1.2%		(5.0)%		(1.5)%		1.6%		1.2%		4.1%
2008E PEG Ratio	0.38	x	0.87	x	0.80	x	1.19	x	0.80	x	0.66	x	1.09	x	0.59	x
2008E ROE (a)	20.3%		13.8%		13.7%		10.1%		13.7%		16.0%		11.7%		17.6%
2009E ROE (a)	19.2		12.4%		12.0%		8.7%		12.0%		14.4%		11.2%		15.5%

Indicated Dividend Yield	0.8%		1.3%		1.3%		—%		—%		—%		1.8%		0.7%

Debt/Total Capital	24.3%		15.8%		15.5%		20.7%		15.5%		—%		14.6%		28.1%
2007 NPW/PHS	1.0	x	1.0	x	1.1	x	1.1	x	0.8	x	1.2	x	0.7	x	1.2	x
2007 GAAP Combined Ratio	83.7%		82.0%		87.5%		88.0%		87.5%		74.8%		71.4%		88.1%
2007 Statutory Loss Ratio	42.8%		38.4%		38.1%		35.6%		47.3%		38.1%		23.3%		47.9%

Ratings (A.M. Best/S&P/Moody’s)	A-/—/—						A/BBB-/A3		A/A/A3		A+/—/A1		A+/A+/A2		A+/A+/A2

Source: FactSet (6/2/08) and company filings.

(a)                     IBES median consensus.

(b)                    Based on common shareholders’ equity.

(c)                     Excludes accumulated other comprehensive income (AOCI).

B   OTHER

Insurance Universe: Valuation Snapshot
($ in millions, except per share data)

	% of 52-Week		Market	P/E									ROE		Dividend
Company	High	Low	Cap.	NTM (a)		2008E (a)		2009E (a)		LTGR (a)	P/B		2008E (a)	2009E (a)	Yield
Selected Specialty:
Markel	74.7%	101.6%	$4,056	14.7	x	14.3	x	15.1	x	12.0%	1.55	x	10.1%	8.7%	NA
Navigators	76.2	106.9	852	8.9		8.8		9.0		11.0	1.25		13.7	12.0	NA
Philadelphia	82.6	123.4	2,795	9.9		10.0		9.8		15.0	1.72		16.0	14.4	NA
RLI	84.8	109.9	1,135	12.5		12.6		12.4		11.5	1.49		11.7	11.2	1.8%
Tower	70.6	106.9	589	7.9		8.5		7.4		22.5	1.86		20.3	19.2	0.8
W.R. Berkley	80.5	105.1	4,741	7.5		7.7		7.4		13.0	1.32		17.6	15.5	0.7

Mean (b)	79.8%	109.4%		10.7x		10.7x		10.7x		12.5%	1.47	x	13.8%	12.4%	1.3%
Median (b)	80.5	106.9		9.9		10.0		9.8		12.0	1.49		13.7	12.0	1.3

Selected Bermuda:
Aspen	84.0%	112.7%	$2,240	6.0	x	6.1	x	5.9	x	10.0%	0.87	x	14.4%	13.3%	2.4%
CastlePoint	68.5	116.7	414	5.4		6.1		4.9		13.5	0.98		15.2	16.7	1.9
Endurance	77.3	100.0	2,196	5.7		5.7		5.7		12.0	0.86		15.9	14.2	3.0
Odyssey	83.8	113.8	2,503	11.9		12.3		11.6		13.5	0.93		7.7	7.6	0.7
Partner Re	88.5	106.9	4,119	7.3		7.3		7.4		5.0	1.01		14.2	12.8	2.5
Platinum	93.6	111.9	2,009	6.5		6.3		6.8		12.5	0.98		15.5	13.7	0.9

Mean (b)	85.4%	109.1%		7.5	x	7.5	x	7.5	x	10.6%	0.93	x	13.5%	12.3%	1.9%
Median (b)	84.0	111.9		6.5		6.3		6.8		12.0	0.93		14.4	13.3	2.4

Primary:
ACE	93.2%	111.1%	$19,842	7.7	x	7.6	x	7.7	x	13.0%	1.22	x	14.9%	13.7%	1.8%
Arch	91.8	108.6	4,512	6.7		6.7		6.8		5.0	1.24		18.4	15.7	NA
EverestRe	76.4	100.1	5,397	7.0		7.0		7.0		10.0	0.96		13.0	12.2	2.2
Max Re	78.5	102.0	1,340	7.1		8.5		6.1		12.0	0.93		10.1	13.9	1.5
Argo Group	80.8	115.0	1,176	8.3		8.9		7.7		11.0	0.83		9.6	9.6	NA

Mean	84.1%	107.4%		7.4	x	7.8	x	7.0	x	10.2%	1.04	x	13.2%	13.0%	1.9%
Median	80.8	108.6		7.1		7.6		7.0		11.0	0.96		13.0	13.7	1.8

Source: FactSet (6/2/08), SNL and company filings.

(a)                     IBES median consensus.

(b)                    Summary statistics exclude Tower and CastlePoint.

B   OTHER

Comparative Analysis – Tower vs. CastlePoint
($ in millions, except per share amounts)

	Current (6/2/08)				5/22/08				% Change
	Tower		CastlePoint		Tower		CastlePoint		Tower	CastlePoint
Market Data:
Current Share Price	$25.06		$10.74		$27.29		$10.71		(8.2)%	0.3%
% of 52W High	71%		69%		77%		68%
% of 52W Low	107%		117%		116%		116%
FD Market Capitalization	$589		$414		$642		$413
Diluted Shares O/S (mm)	23.519		38.523		23.519		38.523
Analysts Median Price Target	$39.25		$16.00		$39.25		$16.00
Price as a Multiple of:
EPS:
2008E (a)	8.5	x	6.1	x	9.3	x	6.1	x	(8.2)%	0.3%
2009E (a)	7.4		4.9		8.1		4.9		(8.2)%	0.3%
Book Value (3/31/08):
Reported	1.86	x	0.98	x	2.03	x	0.98	x	(8.2)%	0.3%
Adjusted (b)	1.76		0.95		1.92		0.95		(8.2)%	0.3%
Selected Ratios:
‘08E - ‘09E EPS Growth	14.2%		25.7%
2008E Dividend Payout Ratio	6.8%		11.4%
Indicated Dividend Yield	0.8%		1.9%
Debt/Total Capital	24.3%		24.2%
2008E ROE (a)	20.3%		15.2%
2009E ROE (a)	19.2%		16.7%
Long-Term Growth Rate (a)	22.5%		13.5%
Ratings (A.M.Best/S&P/Moody’s):	A-/—/—		A-/—/—

Source: FactSet (6/2/08), Bloomberg and company filings.

(a)                     IBES median consensus.

(b)                    Excludes accumulated other comprehensive income (AOCI).

B   OTHER

Comparative Stock Price Performance – Tower vs. CastlePoint

Source: FactSet (6/2/08).

B   OTHER

Public Market Valuation Summary
($ in millions, except per share amounts)

1-YEAR PRICE/VOLUME HISTORY

1-YEAR INDEXED TOTAL RETURN HISTORY

SUMMARY FINANCIAL INFORMATION AND VALUATION STATISTICS (LTM ENDED 3/31/08)

LTM Operating Revenues (b)	$344.9
LTM Net Operating Income	42.8
Shareholders’ Equity	419.8
Adjusted Shareholders’ Equity (c)	431.9
Debt	134.0

2008E EPS (d)	$1.75
2009E EPS (d)	2.20
Indicated Annual Dividend	0.20
Long-Term Growth Rate	13.5%
2008E ROE (d)	15.2%
Debt/Total Capital	24.2%

Share Price (06/02/08)	$10.74
Diluted Shares Outstanding (mm)	38.523
FD Market Equity Value	$413.7

Price/2008E EPS (d)	6.1	x
Price/2009E EPS (d)	4.9
Price/Book Value	0.98	x
Price/Adjusted Book Value (c)	0.95

Ind. Dividend Yield/’08E Payout	1.9/11.4%
52-Week Low (04/30/08)/High (05/18/07)	$9.20/$15.67

Source: FactSet (6/2/08) and company filings.

(a)               Includes Aspen, Endurance, PartnerRe, Oddysey Re and Platinum Underwriters.

(b)              Excluding net realized gains (losses).

(c)               Excludes accumulated other comprehensive income (AOCI).

(d)              IBES median consensus.

B OTHER

Summary of Analyst Estimates and Recommendations

RECOMMENDATION SUMMARY

•      Analyst coverage is limited

•      No large capital markets banks cover the stock

•      Median price target at $16.00 per share

PRICE TARGETS & EARNINGS ESTIMATES

		Price	Estimated EPS
Firm Name	Rating	Target	2008E	2009E	Date

Piper Jaffray	Buy	$19.00	$1.75	$2.05	5/8/08
Fox-Pitt Kelton	Outperform	13.00	1.75	2.05	5/7/08
Keefe, Bruyette & Woods	Outperform	16.00	1.80	2.30	5/7/08
KeyBanc	Buy	16.00	1.80	2.20	5/6/08
Friedman, Billings, Ramsey	Outperform	17.00	1.75	2.20	5/6/06

Consensus Statistics
	High	$19.00	$1.80	$2.30
	Mean	16.20	1.77	2.16
	Median	16.00	1.75	2.20
	Low	13.00	1.75	2.05

Buy	100%
Hold	0%
Sell	0%
Current Price:	$10.74
% Difference vs. Median:	(33)%

CONSENSUS RATING TREND

Source: FactSet (6/2/08), Bloomberg and equity research.

B OTHER

CastlePoint Income Statement – Historical/Projected

($ in millions, except per share amounts)

	Historical			Projected					CAGR
	2005	2006	2007	2008E	2009E	2010E	2011E	2012E	‘06 - ’07	08 - ‘12
Revenues:
Net Premiums Earned	—	$79.0	$248.4	$476.2	$628.2	$666.1	$719.9	$791.8	214.5%	13.6%
Commission Income	—	2.3	7.5	7.6	7.6	7.6	7.6	7.6	219.3%	0.0%
Insurance Services Revenue	—	—	—	6.5	5.5	6.1	6.7	7.3	—	3.2%
Net Investment Income	—	11.2	29.5	44.6	58.2	72.3	86.2	100.1	163.8%	22.4%
Net Realized Gains/(Losses)	—	0.0	(8.2)	—	—	—	—	—	—	—
Total Revenues	—	$92.5	$277.1	$534.8	$699.5	$752.0	$820.4	$906.8	199.5%	14.1%

Expenses:
Loss & Loss Adjustement Expenses	—	$41.0	$131.3	$266.5	$360.0	$389.4	$428.1	$479.2	220.7%	15.8%
Commission & Other Acq. Expenses	—	29.4	91.6	161.9	209.1	218.3	234.2	255.5	211.5%	12.1%
Other Operating Expenses	0.0	12.2	17.9	24.5	26.0	27.1	28.3	29.6	46.9%	4.8%
Interest Expense	—	0.6	9.5	11.1	11.1	11.1	11.1	11.1	—	0.0%
Total Expenses	$0.0	$83.1	$250.2	$464.0	$606.3	$645.9	$701.7	$775.4	201.2%	13.7%
Pre-Tax Income	$(0.0)	$9.5	$26.9	$70.8	$93.2	$106.1	$118.7	$131.4	184.5%	16.7%
Income Tax Expense	—	1.1	5.9	(1.5)	(1.6)	(2.3)	(3.5)	(4.7)	435.9%	32.4%
Net Income	$(0.0)	$10.5	$32.7	$69.3	$91.6	$103.8	$115.2	$126.6	210.5%	16.3%

Earnings per Share:
Diluted Earnings per Common Share	—	$0.47	$0.89	$1.80	$2.37	$2.69	$2.98	$3.28	89.4%	16.3%

WA Common Shares Outstanding:
Diluted	—	22.336	36.635	38.600	38.600	38.600	38.600	38.600	64.0%	0.0%

Source: Company filings and management projections.

B OTHER

CastlePoint Balance Sheet

($ in millions)

	Historical			Growth
	12/31/06	12/31/07	03/31/08	06 - ’07
Assets:
Investments	$390.3	$539.9	$602.8	38.3%
Cash & Cash Equivalents	34.8	153.6	193.7	341.7%
Cash & Invested Assets	$425.0	$693.5	$796.6	63.2%
Accrued Investment Income	2.2	4.1	3.8	83.8%
Assumed Premiums Receivable	44.9	125.6	168.6	179.5%
Premiums Receivable - Programs	1.3	9.1	21.2	601.4%
Prepaid Reinsurance Premiums	—	3.5	7.5	—
Goodwill	—	—	—	—
Deferred Acquisition Costs	30.4	73.1	78.4	140.7%
Deferred Income Taxes	1.1	7.1	7.8	547.5%
Deferred Financing Fees	3.1	3.7	3.6	19.1%
Funds Held by Reinsured Companies	0.6	—	—	—
Other Assets	2.8	7.2	10.3	161.7%
Total Assets	$511.3	$926.7	$1,097.8	81.2%

Liabilities:
Loss & Loss Adjustment Expense	$34.2	$121.4	$151.8	255.1%
Unearned Premium	86.2	217.5	239.2	152.4%
Assumed Losses Payable	3.5	8.5	21.3	143.9%
Premiums Payable - Programs	1.1	16.3	37.0	1,416.5%
Accounts Payable & Accrued Expenses	2.9	3.6	3.1	25.2%
Payable for Securities	—	—	86.4	—
Other Liabilities	0.7	3.6	5.1	395.9%
Subordinated Debentures	103.1	134.0	134.0	30.0%
Total Liabilities	$231.6	$504.9	$677.9	118.0%

Shareholders’ Equity:
Common Shares	$0.3	$0.4	$0.4	29.4%
Additional Paid-in-Capital	269.5	385.1	385.5	42.9%
Accumulated Other Comprehensive Income	1.7	(1.1)	(12.1)	(163.4)%
Retained Earnings	8.3	37.4	46.0	351.5%
Total Shareholders’ Equity	$279.7	$421.8	$419.8	50.8%
Total Liabilities and Shareholders’ Equity	$511.3	$926.7	$1,097.8	81.2%

Source: Company filings and management projections.

B OTHER

Shareholder Ownership Summary

TOP SHAREHOLDERS

INSIDERS

Rank	Holder Name	Position	% O/S
1	Tower Group, Inc.	3,682,000	9.6%
2	Lee Michael H	956,091	2.5
3	Weiner Joel S	96,493	0.3
4	Doyle Gregory T	48,432	0.1
5	Beitz Joseph P	34,821	0.1
6	Robbie William A	34,293	0.1
7	Smith Robert S	26,293	0.1
8	Van Gorder Jan R	14,529	0.0
9	Brown Roger Alan	7,500	0.0
10	Barrow Richard M	3,000	0.0

	Top 10 Insiders	4,903,452	12.8%
	Total Insiders	4,903,452	12.8%

INSTITUTIONS/OTHER

Rank	Holder Name	Position	% O/S
1	Columbia Management Advisors, Inc.	3,464,472	9.0%
2	Leon G. Cooperman	2,500,700	6.5
3	US Trust, Bank of America	2,223,260	5.8
4	Capital World Investors	1,295,000	3.4
5	UBS Global Asset Management	1,121,794	2.9
6	Vanguard Group, Inc.	843,358	2.2
7	Eubel Brady & Suttman Asset Mgmt.	826,007	2.1
8	Lazard Asset Management LLC	762,959	2.0
9	Cumberland Associates LLC	698,474	1.8
10	ADAR Investment Management LLC	630,000	1.6

	Top 10 Institutions	11,865,324	37.4%
	Total Institutions	27,052,557	70.4%

	Retail	6,472,102	16.8%
	Total	38,428,111	100.0%

BREAKDOWN OF CURRENT OWNERSHIP

INSTITUTIONAL INVESTMENT SYTLE

Source: FactSet (6/2/08) and company filings.

B OTHER

CastlePoint Executives and Directors

EXECUTIVES

NAME	AGE	AFFILIATIONS

Michael H. Lee	50	Chairman & CEO of CastlePoint Holdings; CEO & Director of CastlePoint Mgmt. And CastlePoint Insurance Co.
Gregory T. Doyle	47	President & Director of CastlePoint Holdings, CatlePoint Mgmt. and CastlePoint Insurance; Director of CastlePoint Re
Joel S. Weiner	58	CFO, Senior VP & Director of CastlePoint Re, CastlePoint Mgmt. and CastlePoint Insurance Co.
Richard M. Barrow	54	Senior VP & Chief Accounting Officer of CastlePoint Holdings, CastlePoint Re, CastlePoint Mgmt. and CastlePoint Insurance Co.; Director of CastlePoint Mgmt. and CastlePoint Insurance Co.
Joseph P. Beitz	51	President & Director of CastlePoint Re; Director of CastlePoint Insurance Co.

BOARD OF DIRECTORS

NAME	POSITION	AGE	TENURE	AFFILIATIONS

Michael H. Lee	Chairman & CEO	50	2006	Tower Group, Inc.
Gregory T. Doyle	President & Director	47	2006	Tower Group, Inc.; BMS Vision Re, Presidential Re, Guy Carpenter & Co.; American Re
William A. Robbie	Director	57	2006	Platinum Underwriters; St. Paul Re; XL Capital; Prudential; Continental Insurance Cos.
Robert S. Smith	Director	49	2006	Sherier Capital; Friedman, Billings, Ramsey; McGuire Woods LLP; Asset Capital Corp.
Jan Reid Van Gorder	Director	60	2007	Erie Insurance Group; Insurance Federation of Pennsylvania

Source: Company filings.

B OTHER

Summary of Material Agreements

Management Agreement

•                  General: Tower Risk Management Corp. (“TRM”) acts as non-exclusive manager for performing underwriting, claims handling, soliciting, binding, issuing, and servicing for policies written in CastlePoint Insurance Company (“CPIC”) in exchange for a management fee, calculated on a sliding scale based on the net loss ratio of the business TRM writes for CPIC

•                  Term: Continuous and indefinite, though either party may terminate unilaterally upon 60 days’ notice

•                  Termination Rights: Either party may terminate unilaterally and immediately if, among other things, the other party loses its license or certificate of authority, becomes insolvent, undergoes a change in ownership of 10% of its voting stock, or if reinsurance covering the business under the agreement is canceled

Aggregate Excess of Loss Reinsurance Agreements

•                  Aggregate Excess of Loss Reinsurance Agreement between CPIC (as ceding company) and TICNY (as reinsurer)

•                  General: Tower reinsures 85% of CPIC’s brokerage business losses in excess of a specified loss ratio (52.5%) for brokerage business written through TRM

•                  Term: Effective July 11, 2007 and continues until terminated by either party unilaterally on any December 31, upon 90 days’ notice to the other party

•                  Other Termination Rights: Either party may terminate unilaterally, upon 30 days’ notice, if the other party becomes insolvent, has its surplus reduced by 50%, undergoes a change of control or reinsures its entire liability under the agreement. In addition, CPIC may terminate if TICNY’s A.M. Best rating falls below A-

•                  Aggregate Excess of Loss Reinsurance Agreement between Tower (as ceding company) and CPIC (as reinsurer)

•                  General: CPIC reinsures 15% of Tower’s brokerage business losses in excess of a specified loss ratio (52.5%)

•                  Term: Effective July 11, 2007 and continues until terminated by either party unilaterally on any December 31, upon 90 days’ notice to the other party

•                  Other Termination Rights: Either party may terminate unilaterally, upon 30 days’ notice, if the other party becomes insolvent, has its surplus reduced by 50%, undergoes a change of control or reinsures its entire liability under the agreement. In addition, TICNY may terminate if CPIC’s A.M. Best rating falls below A-

B OTHER

Summary of Material Agreements (cont’d)

CastlePoint Reinsurance Company (“CPRe”) reinsures Tower Group, Inc.’s (“Tower”) brokerage business, specialty and risk sharing program business, and traditional program business under three separate quota share reinsurance agreements, each effective April 1, 2006.

	BROKERAGE	SPECIALTY AND	TRADITIONAL
	BUSINESS	RISK SHARING BUSINESS	PROGRAM BUSINESS
EXPIRATION DATE	March 31, 2010	March 31, 2010	March 31, 2010

TERMINATION RIGHTS

•  Either party may terminate unilaterally (i) upon 60 days’ notice, on any 12-month anniversary of April (1)(a) or (ii) upon 30 days’ notice, if, among other things, the other party undergoes a change in control or reinsures its entire liability under the agreement.

•  Tower may terminate immediately if CPRe becomes insolvent, undergoes a 50% reduction in surplus, or is downgraded below A.M. Best A-

•  CPRe may terminate on any April 1, upon 60 days’ notice, if the sum of net loss ratio plus ceding commission under the agreement equals or exceeds 99%.

•  Either party may terminate unilaterally, (i) upon 60 days’ notice, on any 12-month anniversary of April 1(a) or (ii) upon 30 days’ notice, if, among other things, the other party undergoes a change in control or reinsures its entire liability under the agreement.

•  Tower may terminate immediately if CPRe becomes insolvent, undergoes a 50% reduction in surplus, or is downgraded below A.M. Best A-

•  CPRe may terminate on any April 1, upon 60 days’ notice, if the sum of net loss ratio plus ceding commission under the agreement equals or exceeds 99%.

•  Either party may terminate unilaterally, (i) upon 60 days’ notice, on any 12-month anniversary of April 1(a) or (ii) upon 30 days’ notice, if, among other things, the other party undergoes a change in control or reinsures its entire liability under the agreement.

•  Tower may terminate immediately if CPRe becomes insolvent, undergoes a 50% reduction in surplus, or is downgraded below A.M. Best A-

•  CPRe may terminate on any April 1, upon 60 days’ notice, if the sum of net loss ratio plus ceding commission under the agreement equals or exceeds 99%.

QUOTA SHARES ASSUMED BY CPRE	40%	85%	50%

CEDING COMMISSIONS

•  Initially 34%, but adjusted every October 1 and April 1 based on the aggregate net loss ratio from April 1, 2006.

•  The ceding commission increases 0.9% for every 1.0% decline in the net loss ratio below 61.0% up to a maximum ceding commission of 36.0% and decreases 0.9% for every 1.0% increase in the net loss ratio above 61.0%, subject to a minimum ceding commission of 31.0%.

•  Initially 30%, but adjusted every October 1 and April 1 based on the aggregate net loss ratio from April 1, 2006.

•  The ceding commission increases 0.9% for every 1.0% decline in the net loss ratio below 61.0% up to a maximum ceding commission of 36.0%.

•  The product of Tower’s retained quota share times actual expenses incurred by Tower on all premiums ceded under the agreement, net of ceding commissions or expense reimbursement amounts recovered under other reinsurance agreements.

(a)                     Pursuant to Addendum No. 1 to the Master Agreement, dated April 4, 2006, between Tower Group, Inc. and CastlePoint Holdings, Ltd., Tower and CastlePoint have agreed not to cause or permit their affiliates to exercise their annual unilateral termination rights under these quota share reinsurance agreements. The parties retain any other termination rights under these agreements.